                                                                   EXHIBIT 10.13

                                  ADDENDUM II

REFERENCE IS MADE TO THAT LEASE BY AND BETWEEN HUETTIG & SCHROMM/HEATON & KEYSER, LESSOR, AND ORATEC INTERVENTIONS INC., LESSEE, DATED AUGUST 2, 1996.

To that certain Lease the following wording is added:


EXPANSION
---------

Lessor shall construct an additional plus or minus 4,450 square feet to the existing building (plus or minus 15,440 square feet) for a total building square footage of plus or minus 19,890 square feet. The Lease term for the entire Premises shall be extended for a period of seven (7) years, commencing on July 1, 2001 or on the later date on which Lessor delivers the expanded Premises to be provided by the Lessor complete and final city approvals or approvals necessary for the lawful occupancy of the expanded Premises having been received.

For the expanded Premises, Lessor shall, at Lessor's sole cost, provide an "industrial shell" which includes all structural items of the building including the building exterior walls, foundation, floors, parking areas, outside lighting, roof, roof structure, shell sprinklers, warehouse lighting, ceiling insulation, landscaping, power to the expanded Premises (not including the electrical panel), and all other utilities stubbed in at the shell. Lessor's contractor shall install and Lessee shall pay for all interior improvements including, but not limited to, plumbing distribution from Lessor's delivery of plumbing to the existing slab, roof screens, main electrical service panel, Lessee's HVAC systems, fire service, electrical distribution, interior finishes and all other partitions, ceilings and improvements of the Lessee's interior space as well as the cost of permits, drawings and consultant fees related to design, approval and installation of the Lessee's tenant improvements.

Monthly Rent (NNN) for the expanded Premises shall be as follows:


                           (Existing)                 (Expansion)              Total
Period                     Monthly Rent               Monthly Rent             Monthly Rent
----------------------------------------------------------------------------------------------
07/01/01-10/23/02         $30,609.00                  $13,350.00               $43,959.00
10/24/02-10/23/03         $31,730.00                  $13,884.00               $45,614.00
10/24/03-10/23/04         $50,026.00                  $14,439.00               $64,465.00
10/24/04-10/23/05         $52,027.00                  $15,017.00               $67,044.00
10/24/05-10/24/06         $54,108.00                  $15,617.00               $69,725.00
10/24/06-10/24/07         $56,272.00                  $16,242.00               $72,514.00
10/24/07-10/24/08         $58,523.00                  $16,892.00               $75,415.00

Except as modified herein, all other terms and conditions of the base Lease remain in full force and effect.

AGREED AND ACCEPTED:

LESSOR                                LESSEE
HUETTIG & SCHROMM/                    ORATEC INTERVENTIONS INC.
HEATON & KEYSER

/S/ Howard J. White, III              /s/ Nancy Wescott
----------------------------          ------------------------------------------
Howard J. White, III                  Nancy Wescott
General Partner                       Chief Financial Officer and Administrative
                                      Vice President


Date:    1/15/01                         Date:     1/15/01
     -----------------------                  ----------------------------------